SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2006

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 20, 2006, Triumph Group, Inc. (the “Company”) amended its Amended And Restated Credit Agreement dated July 27, 2005 by and among the Company, the lenders party thereto (the “Lenders”), PNC Bank, National Association, as the administrative agent for the Lenders (the “Agent”) (as amended, the “Credit Agreement”), to increase the revolving credit facility from $250 million to $350 million, extend the maturity date to June 30, 2011, add a senior indebtedness to earnings before interest taxes, depreciation and amortization ratio covenant and amend certain other terms and covenants.  The outstanding loans under the revolving credit facility bear interest at (i) LIBOR plus between 0.625% and 2.00% or (ii) the prime rate (or the Federal Funds rate plus 0.5%, if greater) or (iii) an overnight rate at the option of the Company.  The applicable interest rate is based upon the Company’s ratio of total indebtedness to earnings before interest taxes, depreciation and amortization.  In addition, the Company is required to pay a commitment fee of between 0.175% and 0.40 % on the unused portion of the Revolving Credit Commitment (as defined in the Credit Agreement).  The Company may allocate up to $30 million of its availability under the revolving credit facility for the issuance of letters of credit.  The Company’s obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are jointly and severally guaranteed by the Company’s subsidiaries.  In the event of voluntary or involuntary bankruptcy of the Company (each an “Event of Default” as defined in the Credit Agreement), all unpaid principal and any other amounts then due under the Credit Facility automatically becomes due and payable.  Several other Events of Default, including failure to make payments as they become due, give the Administrative Agent or the Required Lender (as defined in the Credit Agreement) the option to declare all unpaid principal and any other amounts then due immediately due and payable.   A copy of Amendment No. 2  to the Credit Facility is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Additionally, the Company entered into an amendment to the Credit Agreement on September 18, 2006 pursuant to which it was permitted to issue its new 2.625% Convertible Senior Subordinated Notes Due 2026 and required to prepay all of its outstanding Class A and Class B Senior Notes (the completion of which has previously been disclosed) .  A copy of this Amendment No. 1 to the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition to its functions under the Credit Agreement, the Agent performs certain general banking services for the Company.

Item 9.01                                                 Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement

10.2	Second Amendment to Amended and Restate Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2006		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement

10.2	Second Amendment to Amended and Restated Credit Agreement